UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 4, 2010
OCEANEERING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10945 (Commission File Number)	95-2628227 (I.R.S. Employer Identification No.)

11911 FM 529 Houston, Texas (Address of principal executive offices)	77041 (Zip Code)
Registrant’s telephone number, including area code: (713) 329-4500

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 4, 2010, the Compensation Committee of the Board of Directors of Oceaneering International, Inc. (the “Committee”) took the following actions relating to the compensation of Oceaneering’s chief executive officer and each other current named executive officer listed in the Summary Compensation Table in Oceaneering’s proxy statement for its 2009 annual meeting of stockholders, as well as Mr. Kevin F. Kerins, who is expected to be listed as such a named executive officer in Oceaneering’s proxy statement for its 2010 annual meeting of stockholders (the “Named Executive Officers”).
1. Approval of Cash Bonuses for 2009
     The Committee approved bonuses under Oceaneering’s 2005 Incentive Plan (the “Plan”).
     The Committee previously established performance goals for calendar year 2009 with respect to achievement of net income by Oceaneering in calendar year 2009 under the Plan (the “2009 Cash Bonus Award Program”). The Committee determined the attainment of such performance goals was 5.2% less than the target performance goal for 2009 and that Oceaneering achieved the second highest net income in its history, which was 5.5% below the record net income achieved in 2008. The Committee awarded bonuses under the 2009 Cash Bonus Award Program to Mr. Collins of approximately 82% and to each of Messrs. McEvoy, Migura, Haubenreich and Kerins of approximately 85% of the individual maximum bonus that could have been paid under the 2009 Cash Bonus Award Program. The amount awarded to Mr. Collins equaled the total annual cash bonus amount awarded to him in 2008. In addition the Committee approved an additional merit bonus to Oceaneering’s Senior Vice President - ROVs based on Oceaneering’s achievement in 2009 of record ROV operating income for the sixth consecutive year.
     The following table summarizes these cash bonuses under the 2009 Cash Bonus Award Program and the additional merit cash bonus to be paid:

	2009 Cash Bonus
	Award Program	Additional Merit
Named Executive Officer and Title	Amount	Bonus Amount	Total

T. Jay Collins President and Chief Executive Officer	$775,000	—	$775,000

M. Kevin McEvoy Executive Vice President and Chief Operating Officer	$425,000	—	$425,000

Marvin J. Migura Senior Vice President and Chief Financial Officer	$306,000	—	$306,000

George R. Haubenreich, Jr. Senior Vice President, General Counsel and Secretary	$280,000	—	$280,000

Kevin F. Kerins Senior Vice President - ROVs	$130,000	$10,000	$140,000

2. Approval of 2010 Annual Cash Bonus Award Program
     The Committee approved a performance-based 2010 Cash Bonus Award Program under the Plan, with any payments to be made no later than March 15, 2011. Bonuses under this program for executive officers will be determined by the level of achievement of net income for calendar year 2010 compared to the planned amount recommended by Oceaneering’s management and approved by the Committee. Under this program, the maximum possible bonuses for the following executive officers, as a percentage of each officer’s base salary for 2010, is as follows:

		Maximum Bonus
		as a Percentage
	2010 Base Salary	of Base Salary

T. Jay Collins	$625,000	175%
M. Kevin McEvoy	$400,000	150%
Marvin J. Migura	$360,000	125%
George R. Haubenreich, Jr.	$330,000	110%
Kevin F. Kerins	$250,000	80%
     SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.
By:	/s/ George R. Haubenreich, Jr.
George R. Haubenreich, Jr.
Senior Vice President, General Counsel and Secretary

Date: March 5, 2010

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